Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 2, 2007, SGS International, Inc. (the “Registrant”) and SGS Packaging Europe Holdings Limited (“Holdings”), a wholly owned subsidiary of the Registrant, entered into Share Sale and Purchase Agreements (the “Agreements”) under which Holdings acquired the outstanding shares of McGurk Studios Limited (“Studios”) and Thames McGurk Limited (“Thames” and, together with Studios, “McGurks”) from Mr. P. E. McGurk, Mr. L. McGurk, Ms. A. L. Austin and Mr. J. R. McCarthy, in the case of Studios, and Mr. P. J. Fraine, Ms. J. K. Martindale, McGurk Group Limited and Ms. A. J. Crisp, in the case of Thames, for an aggregate consideration (the “Consideration”) of 9.2 million pounds sterling (approximately $18,193,920 based on the U.S. dollar/pound sterling exchange rate on April 2, 2007), subject to adjustment as described in the Agreements. The Consideration consists of a cash payment in the amount of 8,543,446 pounds sterling (approximately $16,895,519 based on the April 2, 2007 U.S. dollar/pound sterling exchange rate) and assumption of McGurks’ short-term and long-term indebtedness in the amount of 656,554 pounds sterling (approximately $1,298,401 based on the April 2, 2007 U.S. dollar/pound sterling exchange rate). McGurks is a UK-based provider of end-to-end digital design, artwork and reprographics for packaging solutions with locations in Hull and London, England, and Hong Kong.

On March 30, 2007, in connection with the financing of the acquisition described above, the Registrant borrowed the sum of $15.0 million (the “McGurk Borrowing”) under the acquisition facility of the December 30, 2005 senior secured credit facility provided to the Registrant by a syndicate of banks, financial institutions and other entities led by UBS Securities LLC and Lehman Brothers Inc.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Registrant, the Registrant’s subsidiaries and McGurks after giving effect to (1) the acquisition of McGurks (the “McGurk Acquisition”) under SFAS No. 141, (2) the McGurk Borrowing, and (3) the adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of March 31, 2007 is presented as if the transactions occurred on March 31, 2007, and includes adjustments that are (1) directly attributable to the McGurk Acquisition and (2) factually supportable. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 is presented as if the McGurk Acquisition occurred on January 1, 2006, and includes adjustments that are (1) directly attributable to the McGurk Acquisition, (2) factually supportable, and (3) expected to have a continuing impact.

In conjunction with the McGurk Acquisition, the total estimated purchase price is allocated to reflect the fair value of the assets acquired and liabilities assumed as of the date of the McGurk Acquisition in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations.” The purchase price allocation for the McGurk Acquisition is listed below. The purchase price allocation is subject to completion of final fair value allocations. The actual amounts that will be recorded based upon final assessment of fair values may differ substantially from the information presented in these unaudited pro forma condensed combined financial statements.

Purchase price	16,896	(1)
Transaction costs	310

Total acquisition price	17,206

Preliminary allocation of acquisition price
Current assets	6,748
Properties, plant and equipment	2,978
Goodwill	5,862
Customer relationships	5,699
Other intangible assets	980
Liabililties assumed	(5,061)

Total acquisition price	17,206

(1)	The acquisition price in the table above consists of the aggregate consideration of $18,194 (9,200 pound sterling) less debt assumed of $1,298 (657 pound sterling).

The unaudited pro forma condensed combined financial statements do not give consideration to expense savings and are based upon currently available information and certain assumptions that management believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the Registrant that would have been reported had the McGurk Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the Registrant. The unaudited pro forma condensed combined financial statements should be read in conjunction with (1) the accompanying notes to the unaudited pro forma condensed combined financial statements (2) the Registrant’s historical consolidated financial statements as of and for the year ended December 31, 2006 as reported in the Registrant’s Annual Report on Form 10-K, and (3) the Registrant’s historical consolidated condensed financial statements as of and for the quarter ended March 31, 2007 as reported in the Registrant’s Quarterly Report on Form 10-Q.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2006

(in thousands of dollars)

	Historical
	SGS International, Inc. and Subsidiaries	McGurk Studios Limited	Thames McGurk Limited	Pro Forma Adjustments		Pro Forma Combined
Sales	290,074	11,038	6,814	—		307,926

Costs and expenses:
Cost of goods sold (exclusive of depreciation)	192,095	6,858	3,273	—		202,226
Selling, general and administrative expenses	40,196	2,752	1,565	—		44,513
Depreciation and amortization	20,507	247	115	334	(a)	21,203
Interest expense	35,178	225	40	1,092	(b)	36,535
Other expenses, net	457	(38)	(2)	—		417

Total costs and expenses	288,433	10,044	4,991	1,426		304,894

Income before taxes on income	1,641	994	1,823	(1,426)		3,032
Provision for taxes on income	1,019	315	574	(759	) (c)	1,149

Net Income	622	679	1,249	(667)		1,883

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2007

(in thousands of dollars)

	Historical
	SGS International, Inc. and Subsidiaries	McGurk Studios Limited	Thames McGurk Limited	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	33,804	295	623	(16,896	) (d)	17,826
Receivables from customers, less allowances	58,662	3,431	1,941	—		64,034
Inventories	6,082	458	—	—		6,540
Deferred income taxes	818	—	—	—		818
Prepaid expenses and other current assets	8,773	—	—	—		8,773

Total current assets	108,139	4,184	2,564	(16,896)		97,991
Properties, plants and equipment, net	51,745	2,516	462	—		54,723
Goodwill	163,212	—	—	5,862	(e)	169,074
Other intangible assets, net	167,160	—	—	6,679	(f)	173,839
Deferred financing costs, net	9,819	—	—	—		9,819
Other assets	447	—	—	(310	) (d)	137

Total assets	500,522	6,700	3,026	(4,665)		505,583

Liabilities
Current liabilities	41,942	3,780	793	—		46,515
Long-term obligations	340,486	20	—	—		340,506
Non-current liabilities	517	—	—	—		517
Deferred income taxes	5,472	447	21	—		5,940

Total liabilities	388,417	4,247	814	—		393,478

Shareholders’ Equity
Common stock	—	196	—	(196	) (g)	—
Additional capital	107,000	—	—	—		107,000
Accumulated other comprehensive income - unrealized translation adjustments, net of tax	2,559	—	—	—		2,559
Retained Earnings	2,546	2,257	2,212	(4,469	) (g)	2,546

Total liabilities and shareholder’s equity	500,522	6,700	3,026	(4,665)		505,583

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Registrant, the Registrant’s subsidiaries and McGurks after giving effect to (1) the McGurk Acquisition under SFAS No. 141, (2) the McGurk Borrowing, and (3) the adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of March 31, 2007 is presented as if the transactions occurred on March 31, 2007, and includes adjustments that are (1) directly attributable to the acquisition and (2) factually supportable. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 is presented as if the McGurk Acquisition occurred on January 1, 2006, and includes adjustments that are (1) directly attributable to the McGurk Acquisition, (2) factually supportable, and (3) expected to have a continuing impact.

2.	Pro Forma Adjustments

(a)	Adjustment to record amortization expense associated with the customer relationships and other intangible assets recorded in connection with the preliminary purchase price allocation. The amortization expense is calculated using a useful life of 20 years.

(b)	Adjustment to record interest expense associated with the McGurk Borrowing of $15,000 at a variable rate of LIBOR plus 2.5%. The average interest rate during the year ended December 31, 2006 was 7.28% for the Registrant’s borrowings on the senior secured credit facility denominated in pound sterling calculated using LIBOR plus 2.5%.

(c)	Adjustment to record the provision for income taxes at a blended effective rate of 37.9% based on the Registrant’s effective tax rate for the year ended December 31, 2006.

(d)	Adjustment to record the cash acquisition price, debt assumed, and transaction costs for the McGurk Acquisition.

(e)	Adjustment to record the goodwill resulting from the McGurk Acquisition based on the preliminary purchase price allocation.

(f)	Adjustment to record the customer relationships and other intangible assets of McGurks based on the preliminary purchase price allocation.

(g)	Adjustment to eliminate the historical stockholders’ equity balances of McGurks.